Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name.

The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	State or Other Jurisdiction of Incorporation

Acushnet Company	Delaware
AASI, Inc.	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Australia Pty. Ltd.	Australia
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet Nederland B.V.	The Netherlands
Cobra Golf UK Ltd.	England
Acushnet Japan, Inc.	Delaware
Acushnet Korea Co., Ltd.	South Korea
Cobra Golf Incorporated	Delaware
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Hardware LLC	Delaware
Fortune Brands Storage & Security LLC	Delaware
Master Lock Company LLC	Delaware
ALC Holding Company	Delaware
American Lock Company	Delaware
Master Hardware & Manufacturing Company	Wisconsin
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand Industries Foreign Sales Corp.	Barbados

NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
KC/MBC Holdings Co.	Delaware
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada
MBC IP Company	Delaware
Omega IP Company	Delaware
Panther Transport, Inc.	Iowa
Moen Incorporated	Delaware
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen de Mexico, S.A. de C.V.	Mexico
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Simonton Holdings, Inc.	Delaware
Dixie Pacific Manufacturing LLC	Alabama
Fypon, Ltd.	Ohio
SBR Chemical Industry (Yantai) Co., Ltd.	China
Hy-Lite Products, Inc.	West Virginia
Simex, Inc.	West Virginia
Simonton Building Products, Inc.	West Virginia

Simonton Industries, Inc.	California
Simonton Windows, Inc.	West Virginia
Winwood Insurance Company, Ltd.	Bermuda
Therma-Tru Corp.	Ohio
Therma-Tru (UK) Limited	England
Therma-Tru Ltd.	England
Tru-Logistics, Inc.	Delaware
TT Holdings, L.L.C.	Oklahoma
Beam Global Spirits & Wine, Inc.	Delaware
Alberta Distillers Limited	Alberta, Canada
Beam Global International Limited	Scotland
Bourbon Warehouse Receipts, Inc.	Delaware
Bourbon Warehouse Netherlands B.V.	Netherlands
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands
Jim Beam Brands Australia Pty. Limited	New South Wales,
Australia
Jim Beam Brands Co.	Delaware
Fulham Acquisition LLC	Delaware
Allied Domecq Spirits & Wine (India) Private Limited	India
Beam Spirits and Wines Mauritius	Mauritius
Beam Global Spirits & Wine Europe S.á.r.l.	Luxembourg
Fulham Beam Global Spirits & Wine Management GmbH	Germany
Beam Global Spirits & Wine Deutschland (Holdings) GmbH	Germany
Weinbrennerei JACOBI 1880 GmbH	Germany
Furstlich von Bismark’sche Brennereie GmbH	Germany
Beam Global Operations Deutschland GmbH	Germany
Beam Global Spirits & Wine UK (Holdings) Limited	England
Beam Global Spirits & Wine (UK) Ltd	England
Thomas Lowndes & Co. Ltd	England
Beam Global UK Limited	England
Beam Global Distribution (UK) Limited	England
Beam Global Spirits & Wine Holdings Spain S.L.	Spain
Cockburn’s Wine & Spirits Unipessoal Lda	Portugal
Beam Global España S.A.	Spain
Beam Global Holdings, S.L.	Spain

Beam Global Holdings Mexico, S.A. de C.V.	Mexico
Tequila Sauza S.A. de C.V.	Mexico
Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico
John Harvey & Sons (UK) Limited	England
Productora y Distribuidora de Agave S. de R.L. de C.V.	Mexico
Cogen Eresma S.L.	Spain
Canadian Club Canada Inc.	Canada
Fortune Brands International Holdings (France) EURL	France
Courvoisier S.A.S	France
Distillerie Charentaise Jubert S.A.S	France
SICA Quinze des Borderies	France
L. de Salgnac & Cie S.A.S	France
Maker’s Mark Distillery, Inc.	Kentucky
Future Brands LLC	Delaware
JBB Spirits (New York) Inc.	New York
Jim Beam Brands Canada, LP	New Brunswick,
Canada
John de Kuyper & Son, Incorporated	Delaware
Wood Terminal Company	Delaware
1700 Insurance Company Ltd.	Bermuda